FOR IMMEDIATE RELEASE

Contacts
Julie Leber Damon Elder
Spotlight Marketing Communications             Spotlight Marketing Communications
949.427.5172, ext. 703                     949.427.5172, ext. 702
julie@spotlightmarcom.com                  damon@spotlightmarcom.com

The Parking REIT, Inc. Announces Estimated Per Share NAV of $24.61

LAS VEGAS (May 30, 2018) – On May 29, 2018, the board of directors of The Parking REIT, Inc. (the "Company"), a public non-traded real estate investment trust ("REIT"), unanimously approved an estimated per common share net asset value ("NAV") of approximately $161.174 million or $24.61 per common share as of May 29, 2018.  The estimated per share NAV was based on the estimated value of the REIT's assets less the estimated value of the Company's liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of May 29, 2018.
At the time of appraisal, the Company had ownership interests in 46 parking assets. To assist the Company in its determination of the estimated per share NAV, the Company engaged Parking Property Advisors, LLC, an independent third party valuation firm, to provide it with a valuation analysis for 43 of the Company's 46 assets.  Of the remaining three assets, one asset was purchased in the first quarter of 2018, and in regards to the remaining two assets, the Company used their most recent book values as of the December 15, 2017 merger between MVP REIT, Inc. and MVP REIT II, Inc.
As of May 29, 2018, the total value of the appraised properties at the Company's respective ownership interest was approximately $331,757,000. This represents a 9.84 percent increase over the aggregate purchase price of $302,048,000. Additional information about the Company's updated NAV calculation can be found in the 8-K posted May 29, 2018 on the SEC website.
Additionally, on May 29, 2018 The Parking REIT's board of directors suspended its share repurchase plan, other than for repurchases in connection with a shareholder's death. In accordance with the share repurchase plan, the suspension of the share repurchase plan will take effect on June 28, 2018 which is 30 days after the date of this Form 8-K providing notice of suspension. The Parking REIT plans to utilize the cash savings to further its business operations. The Parking REIT's board of directors may in the future reinstate the share repurchase plan, although there is no assurance as to if or when this will happen.
Forward Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company's expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company's common stock. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC"). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company's determination of an estimated per share NAV may cause the value of, and returns on, the Company's investments to be less than those used for purposes of determining the Company's estimated per share NAV.
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